1

                          Exhibit 10.32

                   LOAN AND SECURITY AGREEMENT


Borrower:           Blowout Video Holding Company
Address:            c/o Rentrak Corporation
                    7700 NE Ambassador Place
                    Portland, Oregon 97220

Date:                    August ____, 1999

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between Bill LeVine, an individual, ("LeVine"), whose address is 211 Spalding Drive # 604 South, Beverly Hills, California, 90025 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

LeVine and the Borrower desire to enter into this Loan and Security Agreement.

1.   Loans.

     1.1 Loans. LeVine will make loans to the Borrower (the "Loans") up to $3,000,000 (Three Million Dollars) (the "Credit Limit"). The Borrower is responsible for monitoring the total amount of Loans and other monetary obligations outstanding from time to time, and the Borrower shall not permit the same, at any time, to exceed the Credit Limit. If at any time the total of all outstanding Loans and all other monetary obligations exceed the Credit Limit, the Borrower shall immediately pay the amount of the excess to LeVine, without notice or demand. Upon execution of this Agreement, Borrower shall draw no less than $500,000 (Five Hundred Thousand Dollars). Thereafter all draws or repayments shall be made on no less than ten (10) days written notice and in amounts of no less than $250,000 (Two Hundred Fifty Thousand Dollars). There shall be no penalty for prepayment of any Loans.

     1.2 Interest; Debit to Deposit Accounts. All Loans and all other monetary obligations shall bear interest at prime rate as quoted by Silicon Valley Bank from time to time plus one and one-half percent (1.5%).

     1.3 Fees. The Borrower shall pay to LeVine a loan origination fee in the amount of $30,000 upon execution of this Agreement. This fee is in addition to all interest and other sums payable to LeVine and is not refundable.

     1.4 Statements. Borrower shall cause a monthly statement to be delivered to LeVine within fifteen (15) days after month end. The statement will detail the outstanding principal and interest as of month end and any borrowing or repayment during the month to the best of Borrower's knowledge.

2.   GRANT OF SECURITY INTEREST.

     2.1 Obligations. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to LeVine, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement or otherwise. LeVine may, in his sole discretion, require that the Borrower pay monetary Obligations in cash to LeVine, or charge them to Borrower, in which event they will bear interest at the same rate applicable to the Loans.

     2.2 Collateral. As security for all Obligations, the Borrower hereby grants LeVine a continuing security interest in all of the Borrower's assets including but not limited to all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) All accounts, contacts, right, chattel paper, letters of credit, documents, securities, money , and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishing furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, pats, dies, and jigs; (d) All general intangibles including, but no limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trademark applications, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of the Borrower against LeVine, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of any kind; (e) All books and records, whether stored on computers or otherwise maintained; (f) All of the Borrower's cash; and (g) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing, and all books and records relating to any of the foregoing. LeVine's security interest in any present or future technology (including patents, trade secrets, copyrights and trademarks related thereto and other technology) shall be subject to any license or rights now or in the future granted by the Borrower to any third parties in the ordinary course of the Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, LeVine shall first be requested to release its security interest in the same, and LeVine may withhold such release in his reasonable discretion. The Borrower will not, either itself or though any agent, employee, licensee or designee, (a) file an application for the registration of any patent, trademark, or copyright with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or any similar office or agency in any other country, state, or any political subdivision (the "Offices"), or (b) file any assignment of any patent, trademark, or copyright which the Borrower may acquire from a third party with any one of the Offices unless the Borrower shall, on or prior to the date of such filing, notify LeVine thereof, and, upon request of LeVine, execute and deliver any and all assignments, agreements, instruments, documents and papers as LeVine may request to evidence LeVine's interest in such patents, trademarks, or copyrights, as the case may be, including the goodwill and general intangibles of the Borrower relating thereto or represented thereby, and the Borrower authorizes LeVine to amend any applicable notice of security interest or assignment executed pursuant to Section 4.9 of this Agreement without first obtaining the Borrower's approval of or signature to such amendment and to record such assignment with one or more of the Offices.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     The Borrower represents and warrants to LeVine as follows, and the Borrower covenants that the following representations will continue to be true, and that the Borrower will comply with all of the following covenants:


     3.1  Corporate Existence and Authority.   The Borrower is
and will continue to be duly authorized, validly existing and in good standing under the laws of the State of Oregon. The Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms (except as such enforcement as may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and except as the remedies of specific performance, injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought), and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon the Borrower.

     3.2 Name, Trade Names and Styles. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule 3.2 hereto are all prior names of the Borrower and all of the Borrower's present trade names. The Borrower shall give LeVine 15 days' prior written notice before changing its name or doing business under any other name. Notwithstanding the foregoing, LeVine acknowledges and agrees that Borrower has multiple wholly owned subsidiaries which are parties to leases for certain of the retailer locations operated by Borrower. Borrower may change the name of these subsidiaries or cease using one or more at anytime. The Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

     3.3. Place of Business, Location of Collateral. The address set forth in the heading to this Agreement is the Borrower's chief executive office. In addition, the Borrower has places of business and Collateral located only at the locations set forth on the Schedule 3.3 to this Agreement. The Borrower will give LeVine at least 15 days prior written notice before changing its chief executive office or moving the Collateral to any other location.

3.4 Title to Collateral; Permitted Liens. The Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for video-cassettes which are consigned to the Borrower and items of equipment. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"): (i) purchase money security interest in specific items of equipment; and security interest in inventory up to $100,000 (such security interest being given to the suppliers of such equipment); (ii) leases of specific items of equipment; (iii) liens for taxes, assessments and other governmental charges not yet payable; (iv) additional security interests and liens consented to in writing by LeVine in his sole discretion; (v) security interests being terminated substantially concurrently with this Agreement; (vi) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar lines imposed by law, which are incurred in the ordinary course of business; (vii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, leases, trade contracts, and other similar obligations; (viii) leases or subleases granted to others not interfering in any material respect with the business of the Borrower; and (ix) easements, rights-of-way restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary course of the business of the Borrower. LeVine will have the right to require, as a condition to his consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an inter creditor agreement on terms satisfactory to LeVine in his sole discretion, acknowledge that the holder's security interest is subordinate to the security interest in favor of LeVine, and that the Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. To the extent a security interest can be perfected in the Collateral by the filing of a Uniform Commercial Code financing statement, LeVine now has, and will continue to have, a first priority, perfected and enforceable security interest in all of the Collateral subject only to the Permitted Liens. The Collateral shall not be subject to any other liens or security interests of any type except for the Permitted Liens. The Borrower will at all times defend LeVine and the Collateral against all claims of others pertaining to the Collateral. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

     3.5 Maintenance of Collateral. The Borrower will maintain the Collateral in good working condition, reasonable wear and tear excepted, and the Borrower will not use the Collateral for any unlawful purpose. The Borrower will immediately advise LeVine in writing of any material loss or damage to the Collateral.

     3.6 Books and Records. The Borrower has maintained and will maintain at the Borrower's address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

     3.7 Financial Condition and Statements. All financial statements now or in the future delivered to LeVine have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement there has been no material adverse change in the/financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide LeVine: (i) within 45 days after the end of each quarter (except the fourth fiscal quarter), a quarterly financial statement (consisting of a company prepared balance sheet and company prepared statements of operations and changes in financial position) certified as correct to the best knowledge and belief by the Borrower's chief financial officer or other officer or person acceptable to LeVine; (ii) within 90 days after the end of the last calendar quarter of each year, a Compliance Certificate in such form as LeVine shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that throughout such quarter the Borrower was in full compliance with all of the terms and conditions of this Agreement; and (iii) within 90 days following the end of the Borrower's fiscal year, complete annual CPA audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to LeVine.

     3.8 Tax Returns and Payments: Pension Contributions. The Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and the Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies LeVine in writing of the commencement of and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and the Borrower has not and will not withdraw from participation in, permit partial or complete termination of or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     3.9 Compliance with Law. The Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to the Borrower's ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

     3.10 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform LeVine in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $100,000.

     3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes.

     3.12 No Patents or Trademarks. The Borrower does not own and has no pending application for the registration of any patent or trademark with the U.S. Patent and Trademark Office or any similar office or agency of any state, of the United States of America or of any foreign jurisdiction.
Borrower uses certain patents and trademarks pursuant to a license from its parent, Rentrak Corporation.

     3.13 Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. S 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. Na. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. S 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. ~ 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, S 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by LeVine in writing, the Borrower represents and warrants that: (a) the Borrower has no knowledge of (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (b) Neither the Borrower nor any subtenant, contractor, agent or other user authorized by Borrower of any of the properties shall use; generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about any of the properties owned or operated by the Borrower; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. The Borrower authorizes LeVine and his agents, upon 24 hours prior notice (which need not be in writing), to enter upon the properties to make such inspections and tests as LeVine may deem appropriate to determine compliance of the properties owned or operated by the Borrower with this section of the Agreement. Any inspections or tests made by LeVine shall be for LeVine's purposes only and shall not be construed to create any responsibility or liability on the part of LeVine to the Borrower or to any other person. The Borrower hereby (a) releases and waives any future claims against LeVine for indemnity or contribution in the event the Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless LeVine against any and all claims, losses, liabilities, damages, penalties, and expenses which LeVine may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to the Borrower's ownership or interest in the properties, whether or not the same was or should have been known to the Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by LeVine's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

4.   ADDITIONAL DUTIES OF THE BORROWER.

     4.1 Financial and Other Covenants. The Borrower shall at all times comply with this Agreement.

     4.2 Overadvance: Proceeds of Accounts. If for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit, without limiting LeVine's other remedies, and whether or not LeVine declares an Event of Default, the Borrower shall remit to LeVine all checks and other proceeds of the Borrower's accounts and general intangibles, in the same form as received by the Borrower, properly endorsed (with recourse) to the order of LeVine, within one day after the Borrower's receipt of the same, to be applied to the Obligations in such order as LeVine shall determine in his discretion.

     4.3 Insurance. The Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to LeVine, in such form and amounts as LeVine may reasonably require. All such insurance policies shall name LeVine as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to LeVine. Upon receipt of the proceeds of any such insurance, LeVine may in his option apply such proceeds in reduction of the Obligations as LeVine shall determine in his sole and absolute discretion, except that, provided no Event of Default has occurred, LeVine shall release to the Borrower all insurance proceeds totaling less than $100,000 which shall be utilized by the Borrower for the replacement of the items with respect to which the insurance proceeds were paid. LeVine may require reasonable assurance that the insurance proceeds so-released will be so used. If the Borrower fails to provide or pay for any insurance, LeVine may, but is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to LeVine copies of all reports made to insurance companies.

     4.4 Report. The Borrower shall provide LeVine with such written reports with respect to the Borrower as LeVine, shall from time to time reasonably specify.

     4.5 Access to Collateral, Books and Records. At all reasonable times, LeVine, or his agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books, records, ledgers, journals, or registers and the Borrower's books and records relating to the Collateral. LeVine shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but LeVine shall have the right to disclose any such information to his auditors, regulatory agencies and attorneys, and pursuant to any subpoena or other legal process. The foregoing audits shall be at LeVine's expense unless the audit reveals a discrepancy of ten percent (10%) or more the Borrower shall pay the costs of conducting the audit and such discrepancy shall constitute an Event of Default. Notwithstanding the foregoing, during the continuation of an Event of Default all audits shall be at the Borrower's expense.

     4.6 Negative Covenants. The Borrower shall not, without LeVine's prior written consent, which shall not be unreasonably withheld, do any of the following: (i) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with a wholly owned subsidiary; (ii) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business; (iii) loan money or guarantee loans of others that in the aggregate exceed $50,000 (for purposes of calculating the aggregate amount of loans and or guarantees, advances to suppliers of product to the Borrower shall not be considered to be loans and advances (or guarantee of loans) to subsidiaries of the Borrower in which the Borrower is the largest shareholder shall not require prior approval of LeVine so long as such advances are extended in the ordinary course of the Borrower's business; (iv) incur any indebtedness for borrowed money, except for trade debt incurred in the ordinary course of the Borrower's business, indebtedness to LeVine, and purchase money or lease financing for equipment in an aggregate amount of less than $1,000,000.00; (v) pay or declare any dividends on the Borrower's stock (except for dividends payable solely in stock of the Borrower); (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's stock except for the repurchase of stock pursuant to an employee stock purchase plan not to exceed $100,000 in any fiscal year; or (vii) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default exist and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.

     4.7 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against LeVine with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to LeVine, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that LeVine may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding. In addition, with respect to such third party suit or proceeding. Borrower shall pay all LeVine's attorney's fees and cost, including on appeal, and indemnify an hold him harmless on all such litigation.

     4.8 Verification. LeVine may, from time to time, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or LeVine or such other name as LeVine may reasonably choose.

     4.9 Execute Additional Documentation. The Borrower agrees, at its expense, on request by LeVine, to execute and deliver from time to time all documents in form satisfactory to LeVine, as LeVine may deem reasonably necessary or useful in order to perfect and maintain LeVine's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

5.   TERM.

     5.1 Maturity Date. This Agreement shall continue' in effect until the payment in full of the Obligations, provided, however, that the Borrower shall repay in full all Obligations not later than three years after the date of execution of this Agreement (the "Maturity Date").

     5.2 Early Termination. Subject to Section 5.3, this Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by the Borrower, effective ten business days after written notice of termination is given to LeVine; or (ii) by LeVine at any time after the occurrence of an Event of Default, effective immediately upon written notice to the Borrower.

     5.3 Payment of Obligations. On the Maturity Date, or on any earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of LeVine's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are discretionary on the part of LeVine, LeVine may, in his sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of LeVine, nor shall any such termination relieve the Borrower of any Obligation to LeVine, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, LeVine shall promptly deliver to the Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of LeVine's security interests.


6.   EVENTS OF DEFAULT AND REMEDIES.

     6.1 Events of Default. Without notice from LeVine, the occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give LeVine immediate written notice thereof: (a) any warranty, representation, statement, report or certificate made or delivered to LeVine by the Borrower or any of the Borrower's officers or employees, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation within five days after the due date; or
(c) the total Loans and other monetary Obligations outstanding at any time exceed the Credit Limit; or (d) the Borrower shall fail to pay or perform any other non-monetary Obligation, under this Agreement or any other agreement or document relating to the Loans; or (e) any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral; or (f) dissolution, termination of existence, insolvency or business failure of the Borrower, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, provided Borrower may allow the foregoing to occur to one of its wholly owned subsidiaries; or (g) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement; readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (h) commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (i) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; (j) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (k) the Borrower shall breach any subordination agreement executed in connection with the Loans. If any of the foregoing defaults, other than a failure to pay money, is curable and if Borrower has not been given a notice of a similar default within the preceding twelve months, it may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the failure within fifteen days; or (b) if the cure requires more than fifteen days, immediately initiates steps sufficient to cure such default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. LeVine may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     6.2 Remedies. Upon the occurrence of any Event of Default and the expiration of any applicable cure period under Section 6.1, and at any time thereafter, LeVine, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following simultaneously or in any order LeVine chooses and without first exhausting any one remedy: (a) Cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes LeVine without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as LeVine deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should LeVine seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; and (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof;
(d) Require the Borrower to assemble any or all of the Collateral and make it available to LeVine at places designated by LeVine which are reasonably convenient to LeVine and the Borrower, and to remove the Collateral to such locations as LeVine may deem advisable; (e) Require the Borrower to deliver to LeVine, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary endorsements, within one day after the date received by the Borrower; (f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, LeVine shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time LeVine obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. LeVine shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as LeVine deems reasonable, or on LeVine's premises, or elsewhere and the Collateral need not be located at the place of disposition. LeVine may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any accounts and general intangibles comprising collateral and, in connection therewith, the Borrower irrevocably authorizes LeVine to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in LeVine's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value;
(i) Offset against any sums in any of the Borrower's general, special or other deposit accounts with LeVine; and (j) Demand and receive possession of any of the Borrower's federal and state income tax and the books and records utilized in the preparation thereof or referring thereto.

     Notwithstanding any other provision of this Agreement, if the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation, LeVine may cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement without waiting for the expiration of any notice or cure period.

     All reasonable fees of professionals (including attorneys' fees), expenses, costs, liabilities and obligations incurred by LeVine with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the monetary Obligations. Without limiting any of LeVine's rights and remedies, from and after the occurrence of any Event of Default the interest rate applicable to the monetary Obligations shall be increased by an additional four percent per annum or such lesser rate, if necessary to avoid usury law.

     6.3 Standards for Determining Commercial Reasonableness. The Borrower and LeVine agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the Collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by LeVine, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, LeVine may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. LeVine may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     6.4 Power of Attorney. Upon the occurrence of any Event of Default, without limiting LeVine's other rights and remedies, the Borrower grants to LeVine an irrevocable power of attorney coupled with an interest, authorizing and permitting LeVine (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise, but only in connection with enforcement of its security interests or collection of proceeds of its Collateral: (a) Execute on behalf of the Borrower any documents that LeVine may, in its reasonable judgment, deem advisable in order to perfect and maintain LeVine's security interest in the Collateral, or in order to exercise a right of the Borrower or LeVine, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of the Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of LeVine's Collateral or in which LeVine has an interest; (c) Execute on behalf of the Borrower, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrower upon any instruments, or documents', evidence of payment or Collateral that may come into LeVine's possession; (e) Endorse all checks and other forms of remittances received by LeVine; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of the Borrower's taxes or to secure the release of any liens therefore, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, the Borrower to give LeVine the same rights of access and other rights with respect thereto as LeVine has under this Agreement; and (k) Take any action or pay any sum required of the Borrower pursuant to this Agreement and any other present or future agreements. LeVine shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by LeVine with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the monetary Obligations. In no event shall LeVine's rights under the foregoing power of attorney or any of LeVine's other rights under this Agreement be deemed to indicate that LeVine is in control of the business, management or properties of the Borrower.

     6.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by LeVine first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by LeVine in the exercise of its rights under this Agreement, second to the interest due upon any of the monetary Obligations, and third to the principal of the monetary Obligations, in such order as LeVine shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to LeVine for any deficiency. If LeVine, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, LeVine shall have the option, exercisable at any time, in its sole discretion, of either reducing the monetary Obligations by the principal amount of purchase price or deferring the reduction of the monetary Obligations until the actual receipt by LeVine of the cash therefore.

     6.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, LeVine shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between LeVine and the Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by LeVine of one or more of its rights or remedies shall not be deemed an election, nor bar LeVine from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of LeVine to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.   GENERAL PROVISIONS.

     7.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, fax, or by regular first-class mail, or certified mail return receipt requested, addressed to LeVine or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to LeVine, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

     7.2 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     7.3 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and LeVine and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LEVINE AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LEVINE TO BE ENFORCEABLE.

     7.4 Waivers. The failure of LeVine at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and LeVine shall not waive or diminish any right of LeVine later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to LeVine shall be deemed to have been waived by any act or knowledge of LeVine or its agents or employees, but only by a specific written waiver signed by an officer of LeVine and delivered to the Borrower. The Borrower waives demand, protest, notice of protest or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by LeVine on which the Borrower is or may in any way be liable, and notice of any action taken by LeVine, unless expressly required by this Agreement.

     7.5 No Liability for Ordinary Negligence. Neither LeVine, nor his agents, attorneys or any other person affiliated with or representing LeVine shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of LeVine, or any of his agents, attorneys or any other person affiliated with or representing LeVine. Nothing in this Agreement shall relieve LeVine of liability for gross negligence.

     7.6 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and authorized by LeVine.

     7.7 Time of Essence. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

     7.8 Attorneys' Fees and Costs. The Borrower shall pay LeVine $12,500 (Twelve Thousand Five Hundred Dollars) to cover his attorneys' fees and fees of other professionals, and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by LeVine, pursuant to, or in connection with the execution of this Agreement and perfection of the Security Interest granted LeVine. If either LeVine or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and professionals' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All fees and costs to which LeVine may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the monetary obligations.

7.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto. The Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to LeVine. LeVine may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge LeVine may have about the Borrower or about any other matter relating to the Loan and the Borrower hereby waives any rights to privacy it may have with respect to such matters. The Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. The Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. The Borrower further waives all rights of offset or counterclaim that it may have now or later against LeVine or against any purchaser of such a participation interest and unconditionally agrees that either LeVine or such purchaser may enforce the Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. The Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that the Borrower may have against LeVine.

     7.10 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against LeVine or the Borrower under any rule of construction or otherwise.

     7.11 Mutual Waiver of Jury Trial. The Borrower and LeVine each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between LeVine and the Borrower, or any conduct, acts or omissions of LeVine or the Borrower or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with LeVine or the Borrower, in all of the foregoing cases, whether sounding in contract or tort or otherwise.

     7.12 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of LeVine and the Borrower shall be governed by, and construed in accordance with, the laws of the State of California. Any undefined term used in this Agreement that is defined in the California Uniform Commercial Code shall have the meaning assigned to that term in the California Uniform Commercial Code. As a material part of the consideration to LeVine to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at LeVine's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.



                         SIGNATURE PAGE

Borrower:
BLOWOUT VIDEO HOLDING COMPANY

By:  _____________________________________

Title:    _____________________________________

LeVine:
BILL LEVINE

By:  _____________________________________

Title:    _____________________________________

FKC.dtw - G:\agreement\LeVineBlowoutloanagr.doc.7/22/99-9:16am

                          SCHEDULE 3.2

Blowout Video

Blowout Video Holding Company

Blowout Video Seattle

Blowout Video of New York, Inc.

Blowout Video of Colorado, Inc.

Blowout Video of Ohio, Inc.

Blowout Video of Pennsylvania, Inc.

Blowout Video of Orlando, Inc.

Dover Aggregates, Inc.

                          Schedule 3.3

Blowout Video
5050 Factory Shops Blvd, Space 150
Castle Rock, CO  80104

Blowout Video
8830 Factory Shops Blvd
Jeffersonville, OH

Blowout Video
I-79 & Rt. 208, Space 825
Grove City, PA  16127

Blowout Video
15742 S. Apopka Vineland
Orlando, FL  32821

Blowout Video
1521 Broadway
New York, NY 10036